Exhibit 10.1

Envista Holdings Corporation
Deferred Compensation Plan

Effective Date
January 1, 2025
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Envista Holdings Corporation Deferred Compensation Plan

Article I
Establishment and Purpose	1

Article II
Definitions	2

Article III
Eligibility and Participation	7

Article IV
Deferrals	8

Article V
Company Contributions	11

Article VI
Payments from Accounts	14

Article VII
Valuation of Account Balances; Investments	19

Article VIII
Administration	21

Article IX
Amendment and Termination	23

Article X
Informal Funding	24

Article XI	25
Claims

Article XII	32
General Provisions

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Envista Holdings Corporation Deferred Compensation Plan

Article I
Establishment and Purpose
Envista Holdings Corporation (the “Company”) has amended and restated the Envista Holdings Corporation Deferred Compensation Plan with respect to Compensation earned and deferred under Compensation Deferral Agreements on and after the Effective Date and Company Contributions credited with respect to Plan Years commencing on or after the Effective Date. Compensation earned prior to the Effective Date are subject to the Compensation Deferral Agreements then in effect, which are reflected in Schedule B, (“Prior Plan Amounts”) and Company Contributions with respect to Plan years prior to the Effective Date are reflected in the Envista Holdings Corporation Excess Contribution Program as Established as a Sub-Plan Under the Envista Holdings Corporation 2019 Omnibus Incentive Plan.

Amounts subject to terms outlined in Schedule B shall be subject to the provisions of Sections 6.5 (Death), 6.6 (Unforeseeable Emergency), 6.7 (Administrative Cash-Out of Small Balances), 6.8 (Acceleration of or Delay in Payments), 6.10 (Modifications to Payment Schedules) and Articles VII through XII, provided that no such provision shall be interpreted or applied to change the time or form of payment with respect to specified payment times or events for any amount deferred under such Prior Plan Document.

The purpose of the Plan is to attract and retain key employees by providing them with an opportunity to defer receipt of a portion of their salary and specified bonus compensation. The Plan is not intended to meet the qualification requirements of Code Section 401(a) but is intended to meet the requirements of Code Section 409A and shall be operated and interpreted consistent with that intent.

The Plan constitutes an unsecured promise by a Participating Employer to pay benefits in the future. Participants in the Plan shall have the status of general unsecured creditors of the Company or the Participating Employer, as applicable. Each Participating Employer shall be solely responsible for payment of the benefits attributable to services performed for it. The Plan is unfunded for Federal tax purposes and is intended to be an unfunded arrangement for eligible employees who are part of a select group of management or highly compensated employees of the Employer within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Any amounts set aside to defray the liabilities assumed by the Company or a Participating Employer, as applicable, will remain the general assets of the Company or the Participating Employer, as applicable, and shall remain subject to the claims of the Company’s or the Participating Employer's creditors until such amounts are distributed to the Participants.

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Envista Holdings Corporation Deferred Compensation Plan

Article II
Definitions
2.1    Account. Account means a bookkeeping account maintained by the Committee to record the payment obligation of a Participating Employer to a Participant as determined under the terms of the Plan. The Committee may maintain an Account to record the total obligation to a Participant and component Accounts to reflect amounts payable at different times and in different forms. Subaccounts may be maintained for the purpose of tracking amount subject to different vesting schedules. Reference to an Account means any such Account established by the Committee, as the context requires. Accounts are intended to constitute unfunded obligations within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

2.2    Account Balance. Account Balance means, with respect to any Account, the total payment obligation owed to a Participant from such Account as of the most recent Valuation Date.

2.3    Affiliate. Affiliate means a corporation, trade or business that, together with the Company, is treated as a single employer under Code Section 414(b) or (c).

2.4    Beneficiary. Beneficiary means a natural person, estate, or trust designated by a Participant in accordance with Section 6.5 hereof to receive payments to which a Beneficiary is entitled in accordance with provisions of the Plan.

2.5    Board of Directors. Board of Directors means the Board of Directors of the Company.

2.6    Business Day. Business Day means each day on which the New York Stock Exchange is open for business.

2.7    Change in Control. Change in Control shall have the same meaning as the term “Substantial Corporate Change” as defined in the Envista Holdings Corporation 2019 Omnibus Incentive Plan in effect as of the Effective Date.

An event constitutes a Change in Control with respect to a Participant only if such Change in Control also meets one or more requirements under Treasury Regulation Section 1.409A-3(i)(5).

2.8    Claimant. Claimant means a Participant or Beneficiary filing a claim under Article XI of this Plan.

2.9    Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

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Envista Holdings Corporation Deferred Compensation Plan

2.10    Code Section 409A. Code Section 409A means section 409A of the Code, and regulations and other guidance issued by the Treasury Department and Internal Revenue Service thereunder.

2.11    Committee. Committee means the Company or a committee appointed by the Company to administer the Plan.

2.12    Company. Company means Envista Holdings Corporation.

2.13    Company Contribution. Company Contribution means a credit by a Participating Employer to a Participant’s Account(s) in accordance with the provisions of Article V of the Plan. Unless the context clearly indicates otherwise, a reference to Company Contribution shall include Earnings attributable to such contribution.

2.13A    Company Contribution Account. The Account to record applicable credits and earnings under Article V for a Participant.

2.14    Compensation. Compensation includes:

(a)     A Participant’s salary, which shall be with respect to a Participant for a payroll period, the total cash compensation (if any) that is payable to the Participant by any Employer during the payroll period and that would be reportable on the Participant's federal income tax withholding statement (Form W-2) or would be reportable but such amount is not includible in the gross income of the Participant under Code sections 125, 132(f)(4), or 402(e)(3), including but not limited to salary and overtime pay, plus remuneration as defined in Code section 3401(a)(8)(A) to the extent not otherwise reported on the Participant's Form W-2 (excluding housing, COLA, tax equalization, hardship and special allowances); but excluding amounts attributable to bonuses, hiring bonuses, long-term incentive awards, equity awards, exercised stock options, severance benefits or other variable compensation.
(b)    The amount for the Plan Year that shall be determined to have been earned by the Participant in accordance with the Employer's annual cash incentive program.

(c)    The restricted stock unit awards.

Notwithstanding the above, Compensation excludes any compensation that has been previously deferred under this Plan or any other arrangement subject to Code Section 409A and excluding any compensation that is not U.S. source income.

2.15    Compensation Deferral Agreement. Compensation Deferral Agreement means an agreement between a Participant and a Participating Employer that specifies: (i) the
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Envista Holdings Corporation Deferred Compensation Plan

amount of each component of Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Article IV, (ii) the Payment Schedule applicable to one or more Flex Accounts established under such Compensation Deferral Agreement and (iii) the allocation of Deferrals among the Participant’s established Accounts.

2.16    Deferral. Deferral means a credit to a Participant’s Account(s) that records that portion of the Participant’s Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Article IV. Unless the context of the Plan clearly indicates otherwise, a reference to Deferrals includes Earnings attributable to such Deferrals.
2.17    Earnings. Earnings means an adjustment to the value of an Account in accordance with Article VII.

2.18    Effective Date. Effective Date means January 1, 2025.

2.19    Eligible Employee. Eligible Employee means an Employee who is a member of a select group of management or highly compensated employees who has been notified during an applicable enrollment period of his or her status as an Eligible Employee. The Committee has the discretion to determine which Employees are Eligible Employees for each enrollment.

2.20    Employee. Employee means a common-law employee of an Employer.

2.21    Employer. Employer means the Company and each Affiliate.

2.22    ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.23    Flex Account. Flex Account means a Separation Account or Specified Date Account established under the terms of a Participant’s Compensation Deferral Agreement, and Company Contribution Account. Unless the Committee specifies otherwise during an applicable enrollment, a Participant may maintain no more than eight (8) Flex Accounts at any one time.

If a Participant defers any restricted stock units, such deferred restricted stock units must be deferred into a Separation Account that only accounts for restricted stock units.

2.24    Participant. Participant means an individual described in Article III.

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Envista Holdings Corporation Deferred Compensation Plan

2.25    Participating Employer. Participating Employer means the Company and each Affiliate who has adopted the Plan with the consent of the Company. Each Participating Employer shall be identified on Schedule A attached hereto.

2.26    Payment Schedule. Payment Schedule means the calendar year when payment of the Company Contribution Account or any other Flex Account will commence and the form in which payment of such Account will be made, as provided in Article VI.

2.27    Performance-Based Compensation. Performance-Based Compensation means Compensation where the amount of, or entitlement to, the Compensation is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. Organizational or individual performance criteria are considered pre-established if established in writing by not later than 90 days after the commencement of the period of service to which the criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established. Performance-Based Compensation shall not include any Compensation payable upon the Participant’s death or disability (as defined in Treas. Reg. Section 1.409A-1(e)) without regard to the satisfaction of the performance criteria.

2.28    Plan. Plan means “Envista Holdings Corporation Deferred Compensation Plan” as documented herein and as may be amended from time to time hereafter. However, to the extent permitted or required under Code Section 409A, the term Plan may in the appropriate context also mean a portion of the Plan that is treated as a single plan under Treas. Reg. Section 1.409A-1(c), or the Plan or portion of the Plan and any other nonqualified deferred compensation plan or portion thereof that is treated as a single plan under such section.

2.29    Plan Year. Plan Year means January 1 through December 31.

2.30    [Intentionally Left Blank].

2.31    Separation Account. Separation Account means an Account established by the Committee in accordance with a Participant’s Compensation Deferral Agreement to record Deferrals allocated to such Account by the Participant and which are payable upon the Participant’s Separation from Service as set forth in Section 6.3.

2.32    Separation from Service. Separation from Service means an Employee’s termination of employment with the Employer and all Affiliates.

Except in the case of an Employee on a bona fide leave of absence as provided below, an Employee is deemed to have incurred a Separation from Service if the Employer and the Employee reasonably anticipated that the level of services to be performed by the Employee after a date certain would be reduced to 20% or less of the average services
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Envista Holdings Corporation Deferred Compensation Plan

rendered by the Employee during the immediately preceding 36-month period (or the total period of employment, if less than 36 months), disregarding periods during which the Employee was on a bona fide leave of absence.

An Employee who is absent from work due to military leave, sick leave, or other bona fide leave of absence shall incur a Separation from Service on the first date immediately following the later of: (i) the six month anniversary of the commencement of the leave, or (ii) the expiration of the Employee’s right, if any, to reemployment under statute or contract.

If a Participant ceases to provide services as an Employee and begins providing services as an independent contractor for the Employer, a Separation from Service shall occur only if the parties anticipate that the level of services to be provided as an independent contractor are such that a Separation from Service would have occurred if the Employee had continued to provide services at that level as an Employee. If, in accordance with the preceding sentence, no Separation from Service occurs as of the date the individual’s employment status changes, a Separation from Service shall occur thereafter only upon the 12-month anniversary of the date all contracts with the Employer have expired, provided the Participant does not perform services for the Employer during that time.

For purposes of determining whether a Separation from Service has occurred, the Employer means the Employer as defined in Section 2.21 of the Plan, except that in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining whether another organization is an Affiliate of the Company under Code Section 414(b), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining whether another organization is an Affiliate of the Company under Code Section 414(c), “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in those sections.

2.33    Specified Date Account. Specified Date Account means an Account established by the Committee to record the amounts payable in a future calendar year as specified in the Participant’s Compensation Deferral Agreement.

2.34    Unforeseeable Emergency. Unforeseeable Emergency means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s dependent (as defined in Code section 152, without regard to section 152(b)(1), (b)(2), and (d)(1)(B)), or a Beneficiary; loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The types of events which may qualify as an Unforeseeable Emergency may be limited by the Committee.

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Envista Holdings Corporation Deferred Compensation Plan

2.35    Valuation Date. Valuation Date means each Business Day.

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Envista Holdings Corporation Deferred Compensation Plan

Article III
Eligibility and Participation
3.1    Eligibility and Participation. All Eligible Employees may enroll in the Plan. Eligible Employees become Participants on the first to occur of (i) as of the Effective Date if they previously had a Compensation Deferral Agreement or Account Balance under the Plan, (ii) the date on which the first Compensation Deferral Agreement becomes irrevocable under Article IV, or (iii) the date Company Contributions are credited to an Account on behalf of such Eligible Employee.

3.2    Duration. Only Eligible Employees may submit Compensation Deferral Agreements during an enrollment period and receive Company Contributions during the Plan Year. A Participant who is no longer an Eligible Employee but has not incurred a Separation from Service will not be allowed to submit Compensation Deferral Agreements but may otherwise exercise all of the rights of a Participant under the Plan with respect to his or her Account(s). On and after a Separation from Service, a Participant shall remain a Participant as long as his or her Account Balance is greater than zero (0). All Participants, regardless of employment status, will continue to be credited with Earnings and during such time may continue to make allocation elections as provided in Section 7.4. An individual shall cease being a Participant in the Plan when his Account has been reduced to zero (0).

3.3    Rehires. An Eligible Employee who Separates from Service and who subsequently resumes performing services for an Employer in the same calendar year (regardless of eligibility) will have his or her Compensation Deferral Agreement for such year, if any, reinstated, but his or her eligibility to participate in the Plan in years subsequent to the year of rehire shall be governed by the provisions of Section 3.1.

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Envista Holdings Corporation Deferred Compensation Plan

Article IV
Deferrals

4.1    Deferral Elections, Generally.

(a)An Eligible Employee may make an initial election to defer Compensation by submitting a Compensation Deferral Agreement during the enrollment periods established by the Committee and in the manner specified by the Committee, but in any event, in accordance with Section 4.2. Unless an earlier date is specified in the Compensation Deferral Agreement, deferral elections with respect to a Compensation source (such as salary, bonus or other Compensation) become irrevocable on the latest date applicable to such Compensation source under Section 4.2.
(b)A Compensation Deferral Agreement that is not timely filed with respect to a service period or component of Compensation, or that is submitted by a Participant who Separates from Service prior to the latest date such agreement would become irrevocable under Section 409A, shall be considered null and void and shall not take effect with respect to such item of Compensation. The Committee may modify or revoke any Compensation Deferral Agreement prior to the date the election becomes irrevocable under the rules of Section 4.2.

(c)The Committee may permit different deferral amounts for each component of Compensation and may establish a minimum or maximum deferral amount for each such component. Unless otherwise specified by the Committee in the Compensation Deferral Agreement, Participants may defer a minimum of five percent (5%) and a maximum of eighty-five percent (85%) of their base compensation and a minimum of five percent (5%) and a maximum of eighty-five (85%) of bonus, and from ten percent (10%) to eighty (80%) of restricted stock unit awards (provided that restricted stock unit awards deferral elections must be in 10% increments).

Only whole stock units may be deferred. If a percentage deferral of a restricted stock unit award results in a fractional unit, the Deferral amount will exclude the fractional unit.

(d)Deferrals of cash Compensation shall be calculated with respect to the gross cash Compensation payable to the Participant prior to any deductions or withholdings but shall be reduced by the Committee as necessary so as not to exceed 100% of the cash Compensation of the Participant remaining after deduction of all required income and employment taxes, required employee benefit deductions, deferrals to 401(k) plans and other deductions required by law. Changes to payroll
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Envista Holdings Corporation Deferred Compensation Plan

withholdings that affect the amount of Compensation being deferred to the Plan shall be allowed only to the extent permissible under Code Section 409A.

(e)The Eligible Employee shall specify on his or her Compensation Deferral Agreement the amount of Deferrals and how to allocate Deferrals among one or more Flex Accounts. If no designation is made, Deferrals shall be allocated to a Separation Account payable as a lump sum at the time provided under Section 6.3.

If Deferrals include restricted stock units, the applicable Compensation Deferral Agreement must allocate 100% of deferred restricted stock units to a single Separation Account payable as a lump sum at the time provided under Section 6.3.

4.2    Timing Requirements for Compensation Deferral Agreements.

(a)    Initial Eligibility. The Committee may permit an Eligible Employee to defer Compensation earned in the first year of eligibility. The Compensation Deferral Agreement must be filed within 30 days after attaining Eligible Employee status and becomes irrevocable not later than the 30th day.

    A Compensation Deferral Agreement filed under this paragraph applies to Compensation related to service performed after the date on which the Compensation Deferral Agreement becomes irrevocable. Any Deferral related to a Participant’s initial eligibility shall meet the requirements of Treas. Reg. Section 1.409A-2(b)(7).
(b)Prior Year Election. Except as otherwise provided in this Section 4.2, the Committee may permit an Eligible Employee to defer Compensation by filing a Compensation Deferral Agreement no later than December 31 of the year prior to the year in which the services related to such Compensation commence. A Compensation Deferral Agreement filed under this paragraph shall become irrevocable with respect to such Compensation not later than the December 31 filing deadline.

(c)Performance-Based Compensation. The Committee may permit an Eligible Employee to defer Compensation which qualifies as Performance-Based Compensation by filing a Compensation Deferral Agreement no later than the date that is six months before the end of the applicable performance period, provided that:

(i)the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria
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Envista Holdings Corporation Deferred Compensation Plan

are established through the date the Compensation Deferral Agreement is submitted; and

(ii)    the Compensation is not readily ascertainable as of the date the Compensation Deferral Agreement is filed.

Any election to defer Performance-Based Compensation that is made in accordance with this paragraph and that becomes payable as a result of the Participant’s death or disability (as defined in Treas. Reg. Section 1.409A-1(e)) or upon a change in control (as defined in Treas. Reg. Section 1.409A-3(i)(5)) prior to the satisfaction of the performance criteria, will be void unless it would be considered timely under another rule described in this Section.

(d)Effective Period of Deferral Elections. The Compensation Deferral Agreements will continue in effect only for the applicable year or performance period as indicated on the election form.

A Compensation Deferral Agreement is deemed to be revoked for subsequent years if the Participant is not an Eligible Employee as of the last permissible date for making elections under this Section 4.2 or if the Compensation Deferral Agreement is cancelled in accordance with Section 4.4.

4.3    Allocation of Deferrals. A Compensation Deferral Agreement may allocate cash Deferrals to one or more Flex Accounts. Deferrals of restricted stock unit awards must be allocated 100% to a single Separation Account.

In the event a Participant’s Compensation Deferral Agreement allocates a component of Compensation to a Specified Date Account that commences payment in the year such Compensation is earned and vested, the Compensation Deferral Agreement shall be deemed to allocate the Deferral to the Participant’s Specified Date Account having the next earliest payment year. If the Participant has no other Specified Date Accounts, the Committee will allocate the Deferral to a Separation Account payable as a lump sum at the time provided under Section 6.3.

4.4    Cancellation of Deferrals. The Committee, in its sole discretion, may cancel a Participant’s Deferrals for the balance of the Plan Year in which an Unforeseeable Emergency occurs.

4.5    Vesting. All Deferrals and related Earnings are 100% vested.

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Envista Holdings Corporation Deferred Compensation Plan

Article V
Company Contributions
5.1    Discretionary Company Contributions. A Participating Employer may, from time to time in its sole and absolute discretion, credit discretionary Company Contributions in the form of matching, profit sharing or other contributions to any Participant in any amount determined by the Participating Employer. The fact that a discretionary Company Contribution is credited in one year shall not obligate the Participating Employer to continue to make such Company Contributions in subsequent years. Company Contributions are credited to the Participant’s Company Contribution Account. The first Company Contribution under the Plan shall be determined for services beginning January 1, 2025.
(a)    Matching Contributions. As of the February 1 immediately following the end of each Plan Year, the Account of each Participant who is not an active participant in the Envista Holdings Corporation Executive Deferred Incentive Program as Established as a Sub-Plan Under the Envista Holdings Corporation 2019 Omnibus Incentive Plan shall be credited with a matching contribution in an amount, if any, which shall be equal to:
(i)    100% of the salary Deferral amounts and bonus Deferral amounts credited to the Participant's Account during such Plan Year while the Participant was an Employee, but not in excess of 3% of the Participant’s matching compensation for such Plan Year; plus
(ii)    50% of the salary Deferral amounts and bonus Deferral amounts credited to the Participant's Account during such Plan Year while the Participant is an Employee, in excess of 3% but not in excess of 5% of the Participant’s matching compensation for such Program Year.
    “Matching compensation” shall mean the salary and bonus earned by the Participant (if any) in a Plan Year which exceeds the dollar limitation set forth in Code section 401(a)(17) for that Plan Year, plus all amounts earned by the Participant (if any) in a Plan Year and deferred under Article IV, but only to the extent such amounts have not been included in the amount that exceeds the applicable dollar limitation set forth in Code section 401(a)(17).
No matching contributions will be made with respect to Deferrals of restricted stock units.

The number of designated number of units (with each unit equal in value to one share of common stock of the Company) to be credited to a Participant’s Account for matching contributions will be equal to the dollar amount of the matching contribution credited to the Participant for the applicable Plan Year, divided by
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Envista Holdings Corporation Deferred Compensation Plan

the common stock price on the Valuation Date before the crediting date above (rounded up to the next whole share).

(b)    Non-Elective Contributions. As of the February 1 immediately following the end of each Plan Year, the Account of each Participant who is not an active participant in the Envista Holdings Corporation Executive Deferred Incentive Program as Established as a Sub-Plan Under the Envista Holdings Corporation 2019 Omnibus Incentive Plan shall be credited with a non-elective contribution in an amount, if any, which shall be equal to four percent (4%) of such Participant’s non-elective compensation for such Plan Year.
“Non-elective compensation” shall mean the amount equal to the sum of the Participant’s annualized rate of base salary as of December 31 of the calendar year preceding the Plan Year, plus the Participant’s target annual cash incentive as of December 31 of the calendar year preceding the Plan Year, which is in excess of the dollar limitation set forth in Code section 401(a)(17) for that Plan Year. By way of example, for the 2025 Plan Year, the non-elective contribution would be allocated to a Participant Account as of February 1, 2026, based on the sum of the Participant’s annualized rate of salary on December 31, 2024 and the target annual cash incentive for the Participant determined as of December 31, 2024 that exceeds the 2025 Code section 401(a)(17) limit.

The number of designated number of units (with each unit equal in value to one share of common stock of the Company) to be credited to a Participant’s Account for non-elective contributions will be equal to the dollar amount of the non-elective contribution credited to the Participant for the applicable Plan Year, divided by the common stock price on the Valuation Date before the crediting date above (rounded up to the next whole share).

5.2    Vesting.

(a)    Matching Contributions are 100% vested.

(b)    Non-elective Contributions are vested after a Participant completes three (3) Years of Service (as defined in the Envista Holdings Corporation Savings Plan, as it may be amended from time to time ).
(c)    Other discretionary Company Contributions vest according to the schedule specified by the Committee on or before the time the contributions are made.
(d)    All Company Contributions become 100% vested, if while employed by an Employer, a Participant dies or the Participant is unable to perform the duties of
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Envista Holdings Corporation Deferred Compensation Plan

his or her position or any substantially similar position due to a mental or physical impairment that can be expected to result in death or last for a continuous period of at least six months. The Company retains the sole discretion to accelerate vesting for any Participant at any time prior to the commencement of payment from an Account.
(e)    If the Committee determines, in its sole discretion, that the circumstances of and/or surrounding the Participant’s termination of employment constitutes gross misconduct on the part of the Participant, the Committee may, in its sole discretion, determine that the Participant’s vested interest in his or her Company Contribution Account shall be reduced to as low as zero percent (0%).

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Envista Holdings Corporation Deferred Compensation Plan

Article VI
Payments from Accounts

6.1    General Rules. A Participant’s Accounts become payable upon the first to occur of the payment years or events applicable to such Account under Sections 6.2 (if elected) through 6.6.

Payment events and Payment Schedules elected by the Participant shall be set forth in a valid Compensation Deferral Agreement that establishes the Account to which such elections apply in accordance with Article IV or in a valid modification election applicable to such Account as described in Section 6.10.

Stock units are paid in shares of Company common stock.

Payment amounts are based on the vested Account Balances as of the first Valuation Date of the month in which actual payment will be made.

    Prior Plan Amounts are not subject to the provisions of Article VI (other than being subject to Sections 6.5, 6.6, 6.7, 6.8, and 6.10), but rather are subject to the terms as provided in Schedule B.

6.2    Specified Date Accounts.

Commencement. Payment of a Specified Date Account is made as of the first business day in January in the third calendar year following the Plan Year in which the initial Deferral of Compensation is made into such Specified Date Account unless the Participant elects a later calendar year. No additional Deferrals of Compensation may be made into the Specified Date Account during the calendar year that the Specified Date Account is scheduled to be paid, or any subsequent year.

Form of Payment. Payment of a Specified Date Account will be made in a lump sum, unless the Participant elected to receive such Account in a designated number of annual installments not to exceed ten (10) installment payments.
6.3    Separation from Service. Upon a Participant’s Separation from Service other than death, the Participant is entitled to receive the Account Balance of his or her
(a)    Company Contribution Account, and

(b)    Separation Accounts
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Envista Holdings Corporation Deferred Compensation Plan

    Commencement. All such Accounts will be paid or commence payment in the seventh month following the month of the Participant’s Separation from Service.

    Form of Payment. Payment from any Separation Account will be made in a lump sum, unless the Participant elects to receive such Account in a designated number of annual installments not to exceed ten (10) installment payments. Payment of the Separation Account for deferred restricted stock units will be made in a lump sum. Payments of the Company Contribution Account will be made in a lump sum.
6.4    Change in Control. The unpaid, vested Account Balances of all Participant Accounts will be paid in a lump sum on the fifteen (15) month anniversary of a Change in Control affecting the Company.

    The Company Contribution Account, and any Separation Account established for a Participant who has not experienced a Separation from Service on or before the closing of the transaction that qualifies as a Change in Control shall be treated as a Specified Date Account payable in a lump sum on the fifteen (15) month anniversary of the Change in Control. A Participant may elect, in accordance with Section 6.10, a different Payment Schedule for each such Account (other than the Company Contribution Account or a Separation Account for deferred restricted stock units) and any Specified Date Account established under Section 6.2 that would have commenced payment under Section 6.2. in a calendar year after the year of the Change in Control.

    For each such Account, a Participant may elect in accordance with Section 6.10 to receive payment in a lump sum or a designated number of annual installments not to exceed ten (10) payments. A Participant may not change the form of payment of the Company Contribution Account or a Separation Account for deferred restricted stock units.
6.5    Death. Notwithstanding anything to the contrary in this Article VI, upon the death of the Participant (regardless of whether such Participant is an Employee at the time of death), all remaining vested Account Balances shall be paid to his or her Beneficiary in a single lump sum no later than December 31 of the calendar year following the year of the Participant’s death.

(a)    Designation of Beneficiary in General. The Participant shall designate a Beneficiary in the manner and on such terms and conditions as the Committee may prescribe. No such designation shall become effective unless filed with the Committee during the Participant’s lifetime. Any designation shall remain in effect until a new designation is filed with the Committee; provided, however, that in the event a Participant designates his or her spouse as a Beneficiary, such designation shall be automatically revoked upon the dissolution of the marriage unless, following such dissolution, the Participant submits a new designation
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Envista Holdings Corporation Deferred Compensation Plan

naming the former spouse as a Beneficiary. A Participant may from time to time change his or her designated Beneficiary without the consent of a previously-designated Beneficiary by filing a new designation with the Committee.
(b)    No Beneficiary. If a designated Beneficiary does not survive the Participant, or if there is no valid Beneficiary designation, amounts payable under the Plan upon the death of the Participant shall be paid to the Participant’s spouse, or if there is no surviving spouse, then to the duly appointed and currently acting personal representative of the Participant’s estate.
6.6    Unforeseeable Emergency. A Participant who experiences an Unforeseeable Emergency may submit a written request to the Committee to receive payment of all or any portion of his or her vested Accounts. If the emergency need cannot be relieved by cessation of Deferrals to the Plan, the Committee may approve an emergency payment therefrom not to exceed the amount reasonably necessary to satisfy the need, taking into account the additional compensation that is available to the Participant as the result of cancellation of deferrals to the Plan, including amounts necessary to pay any taxes or penalties that the Participant reasonably anticipates will result from the payment. The amount of the emergency payment shall be subtracted from any Separation Accounts pro rata until fully distributed, then from the Specified Date Accounts, starting with the Account having the latest commencement date until fully distributed, then continuing in this manner with the next latest Account until the full amount of the distribution is made. If additional amounts are necessary to satisfy the Unforeseeable Emergency, then Prior Plan Amounts may be paid out to the Participant. Emergency payments shall be paid in a single lump sum within the 90-day period following the date the Committee approves the payment. The Company Contribution Account is not available for distribution under this Section 6.6.

6.7    Administrative Cash-Out of Small Balances. Notwithstanding anything to the contrary in this Article VI, the Committee may at any time and without regard to whether a payment event has occurred, direct in writing (no later than the date of the payment) an immediate lump sum payment of the Participant’s Accounts if the balance of such Accounts, combined with any other amounts required to be treated as deferred under a single plan pursuant to Code Section 409A, does not exceed the applicable dollar amount under Code Section 402(g)(1)(B), provided any other such aggregated amounts are also distributed in a lump sum at the same time.

6.8    Acceleration of or Delay in Payments. Notwithstanding anything to the contrary in this Article VI, the Committee, in its sole and absolute discretion, may elect to accelerate the time or form of payment of an Account, provided such acceleration is permitted under Treas. Reg. Section 1.409A-3(j)(4). The Committee may also, in its sole and absolute discretion, delay the time for payment of an Account, to the extent permitted under Treas. Reg. Section 1.409A-2(b)(7).

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6.9    Rules Applicable to Installment Payments. If a Payment Schedule specifies annual installment payments, payments will commence

(a)    in the designated calendar year for Specified Date Accounts
(b)    the specified month for Accounts payable under Section 6.3 (as may be modified under Section 6.10), or a modified Change in Control Payment Schedule
(c)    the specified date for Accounts payable under Section 6.4 (as may be modified under Section 6.10)

with subsequent installments paid in successive calendar years until the number of installment payments specified in the applicable Payment Schedule has been paid. The amount of each installment payment shall be determined by dividing (a) by (b), where (a) equals the vested Account Balance as of the first Valuation Date in the month the actual payment will be made and (b) equals the remaining number of annual installment payments. For purposes of determining the number of stock units to be paid in shares of Company stock, the Account Balance means the number of stock units held in the applicable Account.

For purposes of Section 6.10, installment payments will be treated as a single payment.
Accounts payable in installments will continue to be credited with Earnings in accordance with Article VII hereof until the Account is completely distributed.

6.10    Modifications to Payment Schedules. A Participant may modify the Payment Schedule elected by him or her with respect to an Account, except as provided below, consistent with the permissible Payment Schedules available under the Plan for the applicable payment event. Any modification election must comply with the requirements of this Section 6.10.

    A Participant may not modify the Payment Schedule of the Company Contribution Account or Separation Account with deferred restricted stock units.

(a)    Time of Election. The modification election must be submitted to the Committee not less than 12 months prior to the first day payments would have commenced under the Payment Schedule in effect prior to modification (the “Prior Election”). If payment under the Prior Election is a specified month the modification election must be submitted not less than 12 months prior to the first day of the month. If payment under the Prior Election is a specified date, the modification election must be submitted not less than 12 months prior to such date.
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(b)    Date of Payment under Modified Payment Schedule. The date on which payments are to commence under the modified Payment Schedule must be no earlier than

(i)for Prior Elections that specify a first payment made during a calendar year (e.g., payments under Section 6.2), January 1 of the fifth calendar year following the calendar year in which payment would have commenced under the Prior Election;
(ii)for Prior Elections commencing in a month (e.g., payments under Section 6.3), the five-year anniversary of the first day of such month; and
(iii)for Prior Elections commencing on a specified date (e.g., Change in Control payments under Section 6.4) the five-year anniversary of such date.

Under no circumstances may a modification election result in an acceleration of payments in violation of Code Section 409A. If the Participant modifies only the form, and not the commencement date for payment, payments shall commence in the fifth year for the applicable year, month or date in 6.10(b)(i), (ii) or (iii).
(c)    Irrevocability; Effective Date. A modification election is irrevocable when filed and becomes effective 12 months after the filing date.

(d)    Effect on Accounts. An election to modify a Payment Schedule is limited to the designated Account(s) and payment time or event to which such Payment Schedule applies and shall not be construed to affect any Payment Schedule for an alternative payment time or event applicable to such Account(s) or any Payment Schedule applicable to any other Account.
(e)    Elections Made Prior to January 1, 2025. Notwithstanding anything in this Section 6.10, a modification of a payment election received by the Company prior to January 1, 2025 will be subject to the rules for changing the timing and/or form of distribution in Schedule B.

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Envista Holdings Corporation Deferred Compensation Plan

Article VII
Valuation of Account Balances; Investments
7.1    Valuation. Deferrals shall be credited to appropriate Accounts as of the date such Compensation would have been paid to the Participant absent the Compensation Deferral Agreement. Valuation of Accounts shall be performed under procedures approved by the Committee.

7.2    Earnings Credit. Each Account will be credited with Earnings on each Business Day, based upon the Participant’s investment allocation among a menu of investment options selected in advance by the Committee, in accordance with the provisions of this Article VII (“investment allocation”).

7.3    Investment Options. The Committee will determine investment options. The Committee, in its sole discretion, shall be permitted to add or remove investment options from the Plan menu from time to time, provided that any such additions or removals of investment options shall not be effective with respect to any period prior to the effective date of such change.

7.4    Investment Allocations. A Participant’s investment allocation constitutes a deemed, not actual, investment among the investment options comprising the investment menu. At no time shall a Participant have any real or beneficial ownership in any investment option included in the investment menu, nor shall the Participating Employer or any trustee acting on its behalf have any obligation to purchase actual securities as a result of a Participant’s investment allocation. A Participant’s investment allocation shall be used solely for purposes of adjusting the value of a Participant’s Account Balances.
A Participant shall specify an investment allocation for each of his Accounts in accordance with procedures established by the Committee. Allocation among the investment options must be designated in increments of 1%. The Participant’s investment allocation will become effective on the same Business Day or, in the case of investment allocations received after a time specified by the Committee, the next Business Day.

A Participant may change an investment allocation on any Business Day, both with respect to future credits to the Plan and with respect to existing Account Balances, in accordance with procedures adopted by the Committee. Changes shall become effective on the same Business Day or, in the case of investment allocations received after a time specified by the Committee, the next Business Day, and shall be applied prospectively.

7.5    Unallocated Deferrals and Accounts. If the Participant fails to make an investment allocation with respect to an Account, such Account shall be invested in an investment option, the primary objective of which is the preservation of capital, as determined by the Committee.
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7.6    Company Stock.

(a)Deferrals of salary and bonus amounts cannot be elected to be deemed invested in Company stock units; provided that the deferral of the bonus earned in 2024, and paid in 2025, will be subject to the applicable election, which may permit such deferrals to be deemed invested in Company stock units, and will be subsequently subject to the terms in paragraph (d) below.
(b) Deferrals of restricted stock units will be credited to a Participant’s Account in the designated number of units with each unit equal in value to one share of common stock of the Company. A Participant may not allocate restricted stock unit Deferrals to another investment option under the Plan.
(c)Company Contributions will be deemed invested in designated number of units (with each unit equal in value to one share of common stock of the Company) to be credited to a Participant’s Account as provided in Article IV. A Participant may not allocate Company Contributions to another investment option under the Plan.
(d)Prior Plan Amounts cannot be elected to be deemed invested in Company stock units on and after the Effective Date. Prior Plan Amounts deemed invested in Company stock as of the Effective Date may not be allocated to another investment option under the Plan.
(e)In the event a cash dividend is declared on Company stock, a Participant’s Account shall be credited with additional units equal to the dividend on the number of units credited to the applicable subaccount divided by the Company stock price on the day the dividend is paid.
7.7    Valuations Final After 180 Days. The Participant shall have 180 days following the Valuation Date on which the Participant failed to receive the full amount of Earnings and to file a claim under Article XI for the correction of such error.

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Envista Holdings Corporation Deferred Compensation Plan

Article VIII
Administration
8.1    Plan Administration. This Plan shall be administered by the Committee which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and to utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Committee and resolved in accordance with the claims procedures in Article XI.

8.2    Administration Upon Change in Control. Upon a change in control affecting the Company, the Committee, as constituted immediately prior to such change in control, shall continue to act as the Committee. The Committee, by a vote of a majority of its members, shall have the authority (but shall not be obligated) to appoint an independent third party to act as the Committee. For purposes of this Section 8.2, a “change in control” means a change in control within the meaning of the rabbi trust agreement associated with the Plan or if no such definition is provided, the term shall have the meaning under Code Section 409A.

Upon such change in control, the Company may not remove the Committee or its members, unless a majority of Participants and Beneficiaries with Account Balances consent to the removal and replacement of the Committee. Notwithstanding the foregoing, the Committee shall not have authority to direct investment of trust assets under any rabbi trust described in Section 10.2.

The Participating Employers shall, with respect to the Committee identified under this Section: (i) pay all reasonable expenses and fees of the Committee, (ii) indemnify the Committee (including individuals serving as Committee members) against any costs, expenses and liabilities including, without limitation, attorneys’ fees and expenses arising in connection with the performance of the Committee’s duties hereunder, except with respect to matters resulting from the Committee’s gross negligence or willful misconduct, and (iii) supply full and timely information to the Committee on all matters related to the Plan, any rabbi trust, Participants, Beneficiaries and Accounts as the Committee may reasonably require.

8.3    Withholding. The Participating Employer shall have the right to withhold from any payment due under the Plan (or with respect to any amounts credited to the Plan) any taxes required by law to be withheld in respect of such payment (or credit). Withholdings with respect to amounts credited to the Plan shall be deducted from Compensation that has not been deferred to the Plan.

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Envista Holdings Corporation Deferred Compensation Plan

8.4    Indemnification. The Participating Employers shall indemnify and hold harmless each employee, officer, director, agent or organization, to whom or to which are delegated duties, responsibilities, and authority under the Plan or otherwise with respect to administration of the Plan, including, without limitation, the Committee, its delegees and its agents, against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or it (including but not limited to reasonable attorney fees) which arise as a result of his or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Participating Employer. Notwithstanding the foregoing, the Participating Employer shall not indemnify any person or organization if his or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Participating Employer consents in writing to such settlement or compromise.

8.5    Delegation of Authority. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who shall be legal counsel to the Company.

8.6    Binding Decisions or Actions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

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Envista Holdings Corporation Deferred Compensation Plan

Article IX
Amendment and Termination
9.1    Amendment and Termination. The Company may at any time and from time to time amend the Plan or may terminate the Plan as provided in this Article IX. Each Participating Employer may also terminate its participation in the Plan.
9.2    Amendments. The Company, by action taken by the Compensation Committee of its Board of Directors (the “Compensation Committee”), may amend the Plan at any time and for any reason, provided that any such amendment shall not reduce the vested Account Balances of any Participant accrued as of the date of any such amendment or restatement (as if the Participant had incurred a voluntary Separation from Service on such date) unless such amendment is reasonably required to comply with allow, preserve the tax treatment of benefits provided under the Plan, or is consented to by the affected Participant. The Compensation Committee may delegate to the Committee the authority to amend the Plan without the consent of the Compensation Committee for the purpose of: (i) conforming the Plan to the requirements of law; (ii) facilitating the administration of the Plan; (iii) clarifying provisions based on the Committee’s interpretation of the Plan documents; and (iv) making such other amendments as the Compensation Committee may authorize. No amendment is needed to revise the list of Participating Employers set forth on Schedule A attached hereto.
9.3    Termination. The Company, by action taken by its Compensation Committee, may terminate the Plan and pay Participants and Beneficiaries their Account Balances in a single lump sum at any time, to the extent and in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix).

9.4    Accounts Taxable Under Code Section 409A. The Plan is intended to constitute a plan of deferred compensation that meets the requirements for deferral of income taxation under Code Section 409A. The Committee, pursuant to its authority to interpret the Plan, may sever from the Plan or any Compensation Deferral Agreement any provision or exercise of a right that otherwise would result in a violation of Code Section 409A.

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Envista Holdings Corporation Deferred Compensation Plan

Article X
Informal Funding
10.1    General Assets. Obligations established under the terms of the Plan may be satisfied from the general funds of the Participating Employers, or a trust described in this Article X. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in assets of the Participating Employers. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Participating Employers and any Employee, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments hereunder, such rights are no greater than the right of an unsecured general creditor of the Participating Employer.

10.2    Rabbi Trust. A Participating Employer may, in its sole discretion, establish a grantor trust, commonly known as a rabbi trust, as a vehicle for accumulating assets to pay benefits under the Plan. Payments under the Plan may be paid from the general assets of the Participating Employer or from the assets of any such rabbi trust. Payment from any such source shall reduce the obligation owed to the Participant or Beneficiary under the Plan.

If a rabbi trust is in existence upon the occurrence of a “change in control,” as defined in such trust, the Participating Employer shall, upon such change in control, and on each anniversary of the change in control, contribute in cash or liquid securities such amounts as are necessary so that the value of assets after making the contributions exceed 110% of the total value of all Account Balances.

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Envista Holdings Corporation Deferred Compensation Plan

Article XI
Claims
11.1    Filing a Claim. Any controversy or claim arising out of or relating to the Plan shall be filed in writing with the Committee which shall make all determinations concerning such claim. Any claim filed with the Committee and any decision by the Committee denying such claim shall be in writing and shall be delivered to the Participant or Beneficiary filing the claim (the “Claimant”). Notice of a claim for payments shall be delivered to the Committee within 90 days of the latest date upon which the payment could have been timely made in accordance with the terms of the Plan and Code Section 409A, and if not paid, the Participant or Beneficiary must file a claim under this Article XI not later than 180 days after such latest date. If the Participant or Beneficiary fails to file a timely claim, the Participant forfeits any amounts to which he or she may have been entitled to receive under the claim.

(a)    In General. Notice of a denial of benefits (other than claims based on disability) will be provided within 90 days of the Committee’s receipt of the Claimant's claim for benefits. If the Committee determines that it needs additional time to review the claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial 90-day period. The extension will not be more than 90 days from the end of the initial 90-day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Committee expects to make a decision.

(b)    Disability Benefits. Notice of denial of claims based on disability will be provided within forty-five (45) days of the Committee’s receipt of the Claimant’s claim for disability benefits. If the Committee determines that it needs additional time to review the disability claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial 45-day period. If the Committee determines that a decision cannot be made within the first extension period due to matters beyond the control of the Committee, the time period for making a determination may be further extended for an additional 30 days. If such an additional extension is necessary, the Committee shall notify the Claimant prior to the expiration of the initial 30-day extension. Any notice of extension shall indicate the circumstances necessitating the extension of time, the date by which the Committee expects to furnish a notice of decision, the specific standards on which such entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and any additional information needed to resolve those issues. A Claimant will be provided a minimum of 45 days to submit any necessary additional information to the Committee. In the event that a 30-day extension is necessary due to a Claimant’s failure to submit information necessary to decide a claim, the period for furnishing a notice of decision shall be tolled from the date on which the notice of the extension is sent to the Claimant until the
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earlier of the date the Claimant responds to the request for additional information or the response deadline.

(c)    Contents of Notice. If a claim for benefits is completely or partially denied, notice of such denial shall be in writing. Any electronic notification shall comply with the standards imposed by Department of Labor Regulation 29 CFR 2520.104b-1(c)(1)(i), (iii), and (iv). The notice of denial shall set forth the specific reasons for denial in plain language. The notice shall: (i) cite the pertinent provisions of the Plan document, and (ii) explain, where appropriate, how the Claimant can perfect the claim, including a description of any additional material or information necessary to complete the claim and why such material or information is necessary. The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including the right to appeal the decision, the deadline by which such appeal must be filed and a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on appeal and the specific date by which such a civil action must commence under Section 11.4.

In the case of a complete or partial denial of a disability benefit claim, the notice shall provide such information and shall be communicated in the manner required under applicable Department of Labor regulations.

11.2    Appeal of Denied Claims. A Claimant whose claim has been completely or partially denied shall be entitled to appeal the claim denial by filing a written appeal with a committee designated to hear such appeals (the “Appeals Committee”). A Claimant who timely requests a review of the denied claim (or his or her authorized representative) may review, upon request and free of charge, copies of all documents, records and other information relevant to the denial and may submit written comments, documents, records and other information relating to the claim to the Appeals Committee. All written comments, documents, records, and other information shall be considered “relevant” if the information: (i) was relied upon in making a benefits determination, (ii) was submitted, considered or generated in the course of making a benefits decision regardless of whether it was relied upon to make the decision, or (iii) demonstrates compliance with administrative processes and safeguards established for making benefit decisions. The review shall consider all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The Appeals Committee may, in its sole discretion and if it deems appropriate or necessary, decide to hold a hearing with respect to the claim appeal.

(a)In General. Appeal of a denied benefits claim (other than a disability benefits claim) must be filed in writing with the Appeals Committee no later than 60 days after receipt of the written notification of such claim denial. The Appeals
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Envista Holdings Corporation Deferred Compensation Plan

Committee shall make its decision regarding the merits of the denied claim within 60 days following receipt of the appeal (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Appeals Committee expects to render the determination on review. The review will consider comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

(b)Disability Benefits. Appeal of a denied disability benefits claim must be filed in writing with the Appeals Committee no later than 180 days after receipt of the written notification of such claim denial. The review shall be conducted in accordance with applicable Department of Labor regulations.

The Appeals Committee shall make its decision regarding the merits of the denied claim within 45 days following receipt of the appeal (or within 90 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Appeals Committee expects to render the determination on review. Following its review of any additional information submitted by the Claimant, the Appeals Committee shall render a decision on its review of the denied claim.

(c)Contents of Notice. If a benefits claim is completely or partially denied on review, notice of such denial shall be in writing. Any electronic notification shall comply with the standards imposed by Department of Labor Regulation 29 CFR 2520.104b-1(c)(1)(i), (iii), and (iv). Such notice shall set forth the reasons for denial in plain language.

The decision on review shall set forth: (i) the specific reason or reasons for the denial, (ii) specific references to the pertinent Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, or other information relevant (as defined above) to the Claimant’s claim, and (iv) a statement of the Claimant’s right to bring an action under Section 502(a) of
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ERISA, following an adverse decision on review and the specific date by which such a civil action must commence under Section 11.4.

For the denial of a disability benefit, the notice will also include such additional information and be communicated in the manner required under applicable Department of Labor regulations.

11.3    Claims Appeals Upon Change in Control. Upon a change in control, the Appeals Committee, as constituted immediately prior to such change in control, shall continue to act as the Appeals Committee. The Company may not remove any member of the Appeals Committee but may replace resigning members if 2/3rds of the members of the Board of Directors of the Company and a majority of Participants and Beneficiaries with Account Balances consent to the replacement. For purposes of this Section 11.3, a “change in control” means a change in control within the meaning of the rabbi trust agreement associated with the Plan or if no such definition is provided, the term shall have the meaning under Code Section 409A.

The Appeals Committee shall have the exclusive authority at the appeals stage to interpret the terms of the Plan and resolve appeals under the Claims Procedure.

Each Participating Employer shall, with respect to the Committee identified under this Section: (i) pay its proportionate share of all reasonable expenses and fees of the Appeals Committee, (ii) indemnify the Appeals Committee (including individual committee members) against any costs, expenses and liabilities including, without limitation, attorneys’ fees and expenses arising in connection with the performance of the Appeals Committee hereunder, except with respect to matters resulting from the Appeals Committee’s gross negligence or willful misconduct, and (iii) supply full and timely information to the Appeals Committee on all matters related to the Plan, any rabbi trust, Participants, Beneficiaries and Accounts as the Appeals Committee may reasonably require.

11.4    Legal Action. A Claimant may not bring any legal action, including commencement of any arbitration, relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his or administrative remedies under Sections 11.1 and 11.2. No such legal action may be brought more than twelve (12) months following the notice of denial of benefits under Section 11.2, or if no appeal is filed by the applicable appeals deadline, twelve (12) months following the appeals deadline.

If a Participant or Beneficiary prevails in a legal proceeding brought under the Plan to enforce the rights of such Participant or any other similarly situated Participant or Beneficiary, in whole or in part, the Participating Employer shall reimburse such Participant or Beneficiary for all legal costs, expenses, attorneys’ fees and such other
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liabilities incurred as a result of such proceedings. If the legal proceeding is brought in connection with a change in control as defined in Section 11.3, the Participant or Beneficiary may file a claim directly with the trustee for reimbursement of such costs, expenses and fees. For purposes of the preceding sentence, the amount of the claim shall be treated as if it were an addition to the Participant’s or Beneficiary’s Account Balance and will be included in determining the Participating Employer’s trust funding obligation under Section 10.2.

11.5    Discretion of Appeals Committee. All interpretations, determinations and decisions of the Appeals Committee with respect to any claim shall be made in its sole discretion and shall be final and conclusive.

11.6    Arbitration.

(a)Prior to Change in Control. If, prior to a change in control as defined in Section 11.3, any claim or controversy between a Participating Employer and a Participant or Beneficiary is not resolved through the claims procedure set forth in Article XI, such claim shall be submitted to and resolved exclusively by expedited binding arbitration by a single arbitrator. Arbitration shall be conducted in accordance with the following procedures:

The complaining party shall promptly send written notice to the other party identifying the matter in dispute and the proposed remedy. Following the giving of such notice, the parties shall meet and attempt in good faith to resolve the matter. In the event the parties are unable to resolve the matter within 21 days, the parties shall meet and attempt in good faith to select a single arbitrator acceptable to both parties. If a single arbitrator is not selected by mutual consent within ten Business Days following the giving of the written notice of dispute, an arbitrator shall be selected from a list of nine persons each of whom shall be an attorney who is either engaged in the active practice of law or recognized arbitrator and who, in either event, is experienced in serving as an arbitrator in disputes between employers and employees, which list shall be provided by the main office of either JAMS, the American Arbitration Association (“AAA”) or the Federal Mediation and Conciliation Service. If, within three Business Days of the parties’ receipt of such list, the parties are unable to agree on an arbitrator from the list, then the parties shall each strike names alternatively from the list, with the first to strike being determined by the flip of a coin. After each party has had four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

Unless the parties agree otherwise, within 60 days of the selection of the arbitrator, a hearing shall be conducted before such arbitrator at a time and a place
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agreed upon by the parties. In the event the parties are unable to agree upon the time or place of the arbitration, the time and place shall be designated by the arbitrator after consultation with the parties. Within 30 days of the conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator’s award.

In any arbitration hereunder, the Participating Employer shall pay all administrative fees of the arbitration and all fees of the arbitrator, except that the Participant or Beneficiary may, if he/she/it wishes, pay up to one-half of those amounts. Each party shall pay its own attorneys’ fees, costs, and expenses, unless the arbitrator orders otherwise. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees. The arbitrator shall have no authority to add to or to modify this Plan, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that it would be entitled to summary judgment if the matter had been pursued in court litigation.

The parties shall be entitled to discovery as follows: Each party may take no more than three depositions. The Participating Employer may depose the Participant or Beneficiary plus two other witnesses, and the Participant or Beneficiary may depose the Participating Employer, pursuant to Rule 30(b)(6) of the Federal Rules of Civil Procedure, plus two other witnesses. Each party may make such reasonable document discovery requests as are allowed in the discretion of the arbitrator.

The decision of the arbitrator shall be final, binding, and non-appealable, and may be enforced as a final judgment in any court of competent jurisdiction.

This arbitration provision of the Plan shall extend to claims against any parent, subsidiary, or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, Participant, Beneficiary, or agent of any party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law or under this Plan.

Notwithstanding the foregoing, and unless otherwise agreed between the parties, either party may apply to a court for provisional relief, including a temporary restraining order or preliminary injunction, on the ground that the arbitration
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award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

Any arbitration hereunder shall be conducted in accordance with the Federal Arbitration Act: provided, however, that, in the event of any inconsistency between the rules and procedures of the Act and the terms of this Plan, the terms of this Plan shall prevail.

If any of the provisions of this Section 11.6(a) are determined to be unlawful or otherwise unenforceable, in the whole part, such determination shall not affect the validity of the remainder of this section and this section shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the provisions of this Section 11.6(a) are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact and treated as determinative to the maximum extent permitted by law.

The parties do not agree to arbitrate any putative class action or any other representative action. The parties agree to arbitrate only the claims(s) of a single Participant or Beneficiary.

(b)Upon Change in Control. Upon a change in control as defined in Section 11.3, Section 11.6(a) shall not apply and any legal action initiated by a Participant or Beneficiary to enforce his or her rights under the Plan may be brought in any court of competent jurisdiction. Notwithstanding the Appeals Committee’s discretion under Sections 11.3 and 11.5, the court shall apply a de novo standard of review to any prior claims decision under Sections 11.1 through 11.3 or any other determination made by the Company, its Board of Directors, a Participating Employer, the Committee, or the Appeals Committee.

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Envista Holdings Corporation Deferred Compensation Plan

Article XII
General Provisions
12.1    Assignment. No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary. Notwithstanding anything to the contrary herein, however, the Committee has the discretion to make payments to an alternate payee in accordance with the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)).

    The Company may assign any or all of its liabilities under this Plan in connection with any restructuring, recapitalization, sale of assets or other similar transactions affecting a Participating Employer without the consent of the Participant.

12.2    No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Participating Employer. The right and power of a Participating Employer to dismiss or discharge an Employee is expressly reserved. The Participating Employers make no representations or warranties as to the tax consequences to a Participant or a Participant’s beneficiaries resulting from a deferral of income pursuant to the Plan.

12.3    No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between an Employee and a Participating Employer.

12.4    Notice. Any notice or filing required or permitted to be delivered to the Committee under this Plan shall be delivered in writing, in person, or through such electronic means as is established by the Committee. Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Written transmission shall be sent by certified mail to:

ENVISTA HOLDINGS CORPORATION
200 S KRAEMER BLVD
BREA, CA 92821 ATTN: HUMAN RESOURCES

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing or hand-delivered or sent by mail to the last known address of the Participant.

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Envista Holdings Corporation Deferred Compensation Plan

12.5    Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

12.6    Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Committee may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

12.7    Facility of Payment to a Minor. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Committee may, in its discretion, make such distribution: (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Committee, the Company, and the Plan from further liability on account thereof.

12.8    Governing Law. To the extent not preempted by ERISA, the laws of the State of Delaware shall govern the construction and administration of the Plan.
12.9    Compliance With Code Section 409A; No Guarantee. This Plan is intended to be administered in compliance with Code Section 409A and each provision of the Plan shall be interpreted consistent with Code Section 409A. Although intended to comply with Code Section 409A, this Plan shall not constitute a guarantee to any Participant or Beneficiary that the Plan in form or in operation will result in the deferral of federal or state income tax liabilities or that the Participant or Beneficiary will not be subject to the additional taxes imposed under Section 409A. No Employer shall have any legal obligation to a Participant with respect to taxes imposed under Code Section 409A.

IN WITNESS WHEREOF, the undersigned executed this Plan as of the 18th day of September, 2024, to be effective as of the Effective Date.

ENVISTA HOLDINGS CORPORATION
By:	S. Daniel Meade	(Print name)

Its:	Vice President, Global Rewards	(Title)

/s/ S. Daniel Meade		(Signature)

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Envista Holdings Corporation Deferred Compensation Plan

Schedule A

Participating Employers

Envista Holdings Corporation

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Envista Holdings Corporation Deferred Compensation Plan

Schedule B

Prior Plan Distribution Terms

B.1    Establishment of Accounts.
An Account shall be established for a Participant for each Plan Year with respect to which the Participant completed an enrollment form or election form in accordance with Plan terms. At such time, the Participant shall designate the time and form of payment of such Account from among the following available options:
(a)    Timing. Subject to Section B.1(d) below, the Participant shall designate the Account to be paid or commence payment upon one of the following payment events:
(i)    Upon the Participant’s Separation from Service, with the payment commencing on the first day of the month following such date below as elected by the Participant:
(A)    the Participant’s Separation from Service;
(B)     the last day of the six (6) month period commencing on the Participant’s Separation from Service;
(C)    the last day of the twelve (12) month period commencing on the Participant’s Separation from Service; or
(D)    the last day of the twenty-four (24) month period commencing on the Participant’s Separation from Service.
(ii)    Upon a fixed date not less than three (3) years following the year the Account is established.
Notwithstanding the foregoing, if the Participant designates his or her Account to be paid or commence payment upon a fixed date, and his or her Separation from Service occurs prior to such fixed date, the Account shall be paid upon the payment event designated by the Participant pursuant to subsection (i) above or, if the Participant has not made such a designation, upon the first day of the month following the Participant’s Separation from Service.
If the Committee determines that the Participant has not properly designated a time of payment for an Account in accordance with the terms of this Section B.1 or the procedures established by the Committee, such Participant shall be deemed to have designated the Account to be payable upon the first day of the month following the Participant’s Separation from Service.
(b)    Form. With respect to each payment event described in Section B.1(a), the Participant may designate the Account to be paid upon such payment event as either:
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Envista Holdings Corporation Deferred Compensation Plan

(i)    A lump sum; or
(ii)    In annual installments over no more than ten (10) years.
If the Committee determines that the Participant has not properly designated a form of payment for an Account in accordance with the terms of this Section B.1 or the procedures established by the Committee, such Participant shall be deemed to have designated the Account to be payable in a lump sum.
If an Account is to be distributed in installments, the first installment shall be made on the applicable date described in Section B.1(a) (including any delay in payment pursuant to Section B.1(d), if applicable), and each subsequent installment thereafter shall be made on the anniversary of the first installment until all installment payments of the amount have been paid to the Participant. The amount of each installment payment shall equal the quotient of (A) the total remaining balance in the Account as of the Valuation Date immediately prior to the date on which such installment payment is scheduled to be paid, divided by (B) the number of installment payments remaining in the applicable period of annual installments. The entitlement to a series of installment payments under this Plan shall be treated as the entitlement to a single payment, and each such installment payment shall not be considered a separate payment hereunder.
(c)    Medium. Any portion of a Participant’s Account that is deemed invested in shares of Company stock shall be paid in shares of Company stock. Any portion of a Participant’s Account that is not deemed invested in shares of Company stock shall be paid in cash.
(d)    Special Payment Rule for Specified Employees. Notwithstanding the foregoing, distributions may not be made to a Specified Employee due to the Participant’s Employment Termination Date other than on account of death before the first day of the month following the last day of the six (6) month period commencing on the Participant’s Employment Termination Date, or, if earlier, the Participant’s date of death. Installment payments that would have commenced during the period of delay will commence as of the next monthly payment date following the period of delay.
For purposes of the Plan, “Specified Employee” shall mean an Employee who is a “key employee” as such term is defined in Code section 416(i) without regard to Code section 416(i)(5). For purposes of determining which Employees are key employees, an Employee is a key employee if the Employee meets the requirements of Code section 416(i)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code section 416(i)(5)) at any time during the 12-month period ending on an identification date (which shall be December 31st of each calendar year); provided, however, that all Employees who are nonresident aliens during the entire 12-month period ending with the relevant identification date shall be excluded in any such determination.
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Envista Holdings Corporation Deferred Compensation Plan

B-2    Subsequent Changes in Time of Payment and Form of Distribution. Subject to such rules and limitations as the Committee may establish, a Participant may elect to delay a payment of an Account or to change the form of distribution of an Account provided that the following conditions are met:
(a)    Any election under this Section B.2 shall not take effect until a date that is at least twelve (12) months after the date on which the election is made.
(b)    The payment with respect to which an election under this Section B.2 is made shall be deferred for a period of not less than five (5) years from the date such payment would otherwise have been paid.
(c)    Any election under this Section B.2 shall be made on a date that is not less than twelve (12) months prior to the date the payment is originally scheduled to be made.
A Participant’s election under this Section B.2 shall only apply to the Account(s) that are specifically identified by the Participant in the election. The election will apply to all payment events elected for the applicable Account(s), unless the election specifies otherwise.
With respect to any election submitted on and after the Effective Date, the terms of this Section B.2 shall not apply, and the terms of Section 6.10 shall apply.
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